Exhibit 10.4

HAZEL PARTNERS HOLDINGS LLC

May 28, 2026

MSP Recovery, LLC

2701 South Le Jeune Road, 10th Floor

Coral Gables, FL 33134

Attn:	John Ruiz, Chief Executive Officer

Dear Mr. Ruiz:

Reference is made to:

1.	the Amendment No. 3 to Second Amended and Restated Credit Agreement, dated October 1, 2024 (the “Credit Agreement”), among Subrogation Holdings, LLC, a Delaware limited liability company (the “Borrower”), MSP Recovery Claims, Series LLC – Series 15-09-321 (the “Series”), a registered series of MSP Recovery Claims, Series LLC, a Delaware limited liability company, and MSP Recovery, LLC, a Florida limited liability company (the “Parent”) and Hazel Partners Holdings LLC, as Lender (the “Lender”) and as Administrative Agent (in such capacity, the “Administrative Agent”).

Unless otherwise defined in this letter, capitalized terms used in this letter have the meanings assigned to such terms in the Credit Agreement.

The Borrower has requested funding in the amount of $94,000 to increase the Operational Collection Floor.

According to Section 2.1(c)(ii) of the Credit Agreement, the Administrative Agent may, at its sole discretion and subject to appropriate Collateral, increase the Increased Term Loan B Commitment by an additional $6,000,000 upon Parent’s request and consent, to be disbursed over a period of three to six months commencing on a date occurring after August 25, 2024, to be determined by the Administrative Agent, and upon such terms and conditions to be determined by the Administrative Agent, and any such increase will correspondingly increase the amount of the Operational Collection Escrow Floor (the “Operational Collection Floor Increase”).

With respect to the Operational Collection Floor Increase, the Administrative Agent confirms (i) that on March 3, 2025 it funded $1,750,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (ii) on April 4, 2025 it funded $1,500,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (iii) on May 2, 2025 it funded $750,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (iv) on May 16, 2025 it funded $750,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (v) on June 2, 2025, it funded $750,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (vi) on December 12, 2025 it funded $150,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (vii) on December 30, 2025 it funded $100,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (viii) on January 7, 2026 it funded $325,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (ix) on January 12, 2026 it funded $100,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (x) on January 14, 2026 it funded $155,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (xi) on January 16, 2026 it funded $252,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (xii) on January 20, 2026 it funded $300,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (xiii) on January 22, 2026 it funded $75,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (xiv) on January 26, 2026 it funded $250,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (xv) on February 19, 2026 it funded $200,000 from the Collections of the HC Case Proceeds (as defined below) to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount and (xvi) on March 23, 2026 it funded $75,000 from the Collections of the HC Case Proceeds (as defined below) to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount and (xvii) on April 2, 2026 it funded $125,000 from the Collections of the HC Case Proceeds (as defined below) to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (xviii) on April 16, 2026 it funded $117,500 from the Collections of the HC Case Proceeds (as defined below) to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount, and (xix) on May 1, 2026 it funded $87,813 from the Collections of the HC Case Proceeds (as defined below) and funded $49,687 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by $137,500 and (xx) on May 15, 2026 it funded $94,000 to the Borrower under section 2.1(c)ii and, as such, increased the Operational Collection Floor by the same amount and (xxi) its willingness to make an additional increase of the Operational Collection Floor in the aggregate amount of $122,500 by May 28, 2026 (the “Credit Date”) to be used solely as approved by the majority of the Borrower’s Operating Committee members, thus with the Operational Collection Floor increased in aggregate of $8,078,500 (the “Aggregate Operational Collection Floor”). In addition, the Administrative Agent provided funding in the amount of $550,000 on April 10, 2025 to MSP Recovery, LLC, for payment of legal expenses (together with the Aggregate Operational Collection Floor: “Additional Financing”).

The Administrative Agent confirms that as of the date of this letter, other than as set forth above, the conditions to funding of the Operational Collection Floor Increase by the Lender have either been satisfied or waived by it; provided however, that the Administrative Agent reserves all of its rights under the Credit Agreement and each of the related agreements in respect thereof should an event occur or new information become available to the Administrative Agent immediately prior to funding.

The Administrative Agent and Lender is aware that Owner Pledgor is in receipt of HC Case Proceeds of approximately $1,300,0001 related to property and casualty litigation (the “HC Case Proceeds”), which (x) 50% of such proceeds are due to Assignor, and (y) 50% of such proceeds are due to the Assignee. The Collections from the HC Case Proceeds (in the total approximate amount of $605,3132) have been granted as Collateral to the Lender, pursuant to the Credit Agreement.

The payment of the Operational Collection Floor Increase in the amount of $122,500 is made at the sole discretion of the Administrative Agent and Lender under the condition that as of the Credit Date, after giving effect to this payment requested on the Credit Date, no event would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default. The Borrower shall not derive any claims for additional payments or any further rights from this payment. Additional payments under the Operational Collection Floor Increase may only be made at the sole discretion of the Administrative Agent and Lender.

Except as set forth above, the Administrative Agent reserves all of its rights under the Credit Agreement.

[Signature pages follow]

[1]	Note: This amount is an estimate based off historical data and not final
[2]	Note: This amount is an estimate based off historical data and not final

2

ADMINISTRATIVE AGENT AND LENDER:

HAZEL PARTNERS HOLDINGS LLC

By:
Name:	Christopher Guth
Title:	Authorised Attorney

cc:	Via Email

Roger Meltzer
Tom Hawkins

[Signature page for Funding Letter continues]

3

Agreed and acknowledged:

SUBROGATION HOLDINGS, LLC

By:
Name:
Title:	Authorized Representative

MSP RECOVERY, LLC

By:
Name:

4